EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the inclusion in the Prospectus, which is part of this Registration Statement of Aftersoft Group, Inc. on Amendment No. 1 to Form SB-2, of our report dated October 13, 2006, on our audit of the financial statements of Aftersoft Group, Inc. as of June 30, 2006 and for each of the years in the two-year period then ended. We also consent to the use of Corbin & Company LLP's name as it appears under the caption "Experts."


                                            /s/ KMJ Corbin & Company LLP
                                            --------------------------------
                                            KMJ Corbin & Company LLP
                                            (formerly Corbin & Company, LLP)

Irvine, California
May 30, 2007